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                      NEWPORT FEDERAL SAVINGS & LOAN ASSOCIATION
                              DEFERRED COMPENSATION PLAN

    Newport Federal Savings & Loan Association (the "Association") hereby establishes a Deferred Compensation Plan (the "Plan") for a determined class (the "Class") consisting of its directors, its President, and certain other officers and key employees, as herein provided.

    The Association expects (but shall be under no legal obligation) on a quarterly basis to contribute to the trust associated with the Plan (the "Trust") amounts equivalent to the aggregate amount deferred pursuant to the deferred compensation agreement (the "Agreement") or Agreements made by each participant in the Plan ("Participant"), which amounts would then be used to assist the Association in making eventual payment to Participants under the terms and conditions of the Plan. In the event of a "change in control" (as defined in the Association's Long-term Incentive Plan), the Association shall contribute to the Trust an amount sufficient to provide the Trust with assets having an overall value equivalent to the value of the aggregate account balances under the Plan.

    The Trust and any assets held therein to assist the Association in meeting its obligations under the Plan and the Agreements will conform to the provisions of the model trust, as described in Revenue Procedure 92-64. It is the intention of the parties that the Plan and the arrangements associated therewith (including the Agreements) be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

    ARTICLE I - DESIGNATED CLASS; PARTICIPATION

    The Class eligible to participate in the Plan shall be limited to members of the Board of Directors ("Board") of the Association (including the Chairman), the Association's President, and such other officers or key employees of the Association as the Board may identify by resolution as being eligible for participation in the Plan. However, an individual within the Class shall become a Participant only if the individual first enters into a properly completed Agreement.

    ARTICLE II - DEFERRED AMOUNTS

    Deferred amounts shall be credited by the Association at the end of each fiscal quarter, in accordance with the terms of the Plan, and the Agreements entered into between the Participants and the Association, as provided for in
Article I hereof. The funds so deferred quarterly shall be credited by the Association to a bookkeeping account ("Account") in the name of each Participant, according to the terms of the Participant's Agreement. In addition to the amounts credited quarterly in the Accounts of Participants, the Association shall adjust each Account at the end of each fiscal quarter to reflect any appreciation or depreciation attributable to the investment election which the Participant makes in the Agreement as to his or her Account. Notwithstanding the foregoing, beginning with the quarter following a Participant's termination of service, the Participant's Account will receive an investment return measured by his or her choice between up to two different mutual funds (or other investment choices determined by the Board).

    ARTICLE III - ANTI-ALIENATION; PARTICIPANTS TO BE UNSECURED
                    CREDITORS

    (a) A Participant's interest in the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and the Association shall not be obligated to make any payments to persons other than as specifically provided in the Plan. Such payments shall be made in the regular course of business from the general funds of the Association as they become due, except that such payments may be made from the Trust in accordance with its terms.

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    (b)  Neither the Participants, nor their beneficiaries, nor any other person or persons having or claiming a right to payments hereunder or to any interest in the Plan shall have a secured claim against the assets of the Association, and such persons shall rely solely on the unsecured promise of the Association for the payment of any benefits pursuant to the Plan. Nothing herein shall be construed to give any person any right, title, interest, or claim in or to any specific asset, fund, reserve, account, or property of any kind whatsoever owned by them or in which it may have any right, title or interest now or in the future; but such persons shall have the right to enforce his or her claim against the Association in the same manner as any unsecured creditor.

    ARTICLE IV - PAYMENTS TO PARTICIPANTS

    (a) A Participant's Account shall be paid in accordance with the elections made in the particular Agreement or Agreements applicable to the deferred amounts.

    (b) A Participant may elect in his or her Agreement to have the amounts deferred pursuant to the Agreement, and any earnings credited thereto, distributed beginning during the first 15 days of January of either --

         (i) the calendar year immediately following the year in which the Participant ceases service with the Association, or

         (ii) the later of (I) the calendar year immediately following the year in which the Participant ceases service with the Association, and
    (II) a specific date designated by the Participant, but not later than the year in which the Participant will attain 70 years of age, or

         (iii) the year in which the Participant attains age 70.

    (c) A Participant may further elect in his or her Agreement to have the amounts deferred pursuant to the Agreement, and any earnings credited thereto, distributed either (i) monthly over a period of up to 10 years or
(ii) in a lump sum. In the absence of a valid election in the Participant's Agreement, the Participant's Account shall be paid in five substantially equal annual installments.

    (d) If a Participant should die before receiving all deferred compensation benefits payable hereunder, then such payment(s) shall be made to the beneficiary designated by the Participant in his or her Agreement. If the beneficiary has predeceased the Participant or survives the Participant but then dies before all benefits payable hereunder have been paid, then the aggregate benefits then unpaid shall be paid over to the beneficiary's estate, in a lump sum, on the 90th day following the date of the Participant's death.

    ARTICLE V - AMOUNT OF DEFERRED COMPENSATION

    A Participant who is a member of the Board of the Association or its to-be-formed holding company and who is not an employee of the Association or its to-be-formed holding company may elect to have any portion of his director's fees deferred under this Plan. Any other Participant may elect to defer quarterly under the Plan up to 25% of his or her calendar year income to be earned in the calendar year and otherwise become payable in cash from the Association or its to-be-formed holding company. The Participant's Agreement must be submitted either more than one year before the date on which the Participant's service terminates for any reason or within 30 days of the Plan's effective date, in order to be effective with respect to the timing of benefit distributions.

    ARTICLE VI - CHANGES TO AGREEMENTS

    (a) Distribution elections made pursuant to Article IV shall become irrevocable one year before the Participant first becomes entitled to receive a distribution pursuant to Article IV. Nevertheless, beneficiary

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designations made pursuant to the Participant's executed Agreement shall be revocable during the Participant's lifetime and the Participant may, by submitting an effective superseding Agreement at any time and from time to time, prospectively change the designated Beneficiary and the manner of payment to a Beneficiary. In addition, a Participant's election with respect to the amounts deferred will continue in full force and effect until December 31st of the next calendar year in which it becomes effective, and thereafter until the Participant revokes said election in writing to the Association or the Participant terminates his or her service or the Plan is terminated, whichever occurs first.

    (b) If a Participant elects to have his or her deferred amounts invested in the common stock fund of [Holding Company] (the "Company"), the effectiveness of any investment election that the Participant makes shall be deferred until the next following date on which said election would not result in an "opposite way" transaction for purposes of SEC Rule 16b-3. For purposes of this paragraph, an "opposite way" transaction shall be defined as an election that affects a "sale" of the Company's common stock by a Participant within six months of an election that affects a "purchase" (and vice versa), whether under this Plan or another plan maintained by the Company or the Association. This six-month "opposite way" rule will not apply, however, if the Participant elects to receive a distribution in connection with his or her death or termination of employment.

    ARTICLE VII - MISCELLANEOUS PROVISIONS

    (a) The Board shall be responsible for the management and control of the operation and administration of the Plan, including any and all interpretations and decisions pertaining to the granting or denial of benefits, claims, and any and all interpretations and decisions pertaining to the review or denial of benefit claims. The Plan shall inure to the benefit of the Participants and shall be binding upon the Association, its successors and assigns. The Board shall have discretion to amend or terminate the Plan at any time and from time to time, provided that no change in the Plan which adversely affects any Participant (or beneficiary collecting benefits) shall be made without the written consent of the Participant (or beneficiary) so affected.

    (b) All references herein to "the Association" shall be deemed to refer with equal force and effect to any corporate or other successor of the Association which shall acquire, directly or indirectly, by merger, consolidation, purchase, or otherwise, all or substantially all of the assets of the Association.

    (c) In the event any parts of the Plan are found to be void, the remaining provisions of this Plan shall, nevertheless, be binding with the same effect as though the void parts were deleted.

    (d) The Secretary of the Association shall maintain a copy of the Plan and any amendments thereto.

    ARTICLE VIII - EFFECTIVE DATE

    The Plan shall become effective August 19, 1997.

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                                                                     Exhibit "A"

                      NEWPORT FEDERAL SAVINGS & LOAN ASSOCIATION
                              DEFERRED COMPENSATION PLAN
                           _______________________________

                           Deferred Compensation Agreement
                           _______________________________

    AGREEMENT, made this ____ day of ________, 19__, by and between ____________ (the "Participant"), and Newport Federal Savings & Loan Association (the "Association").

    WHEREAS, the Association has established the Newport Federal Savings & Loan Association Deferred Compensation Plan (the "Plan"), and the Participant is eligible to participate in the Plan.

    NOW THEREFORE, it is mutually agreed as follows:

    1. The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, makes the following elections:

         a. The amount of fees/compensation which the Participant hereby elects to defer is ______ percent (____%) of the amount otherwise earned from the date of this Agreement forward. This election will continue in force until revoked by the Participant in a writing sent to the Association, or until the Participant ceases service with the Association, or until the Plan is terminated by appropriate corporate action, whichever shall first occur.

         b. Investment Direction. Until completely distributed in accordance with the terms of the Plan, the Participant elects to have his or her Account invested as follows --

         ___% in a fund (the "Savings Fund") invested in savings accounts having a return equal to the highest interest rate which the Association pays on certificates of deposit having a term of one year.

         ___% in a fund (the "Stock Fund") having an investment return equal to the dividend-adjusted rate of return on [Holding Company's] common stock, provided that the Savings Fund shall control for the period prior to the closing date of the [Holding Company's] initial public offering.

         c. Form of Payment. The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, elects to have his or her Account distributed in:

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   / /        one lump sum payment.

   / / substantially equal annual payments over a period of _____ years (no more than 10).

         d. The amounts deferred and any related accumulated income on such deferrals shall be distributed beginning on the first day of the second month following:

   / /        the calendar year immediately following the year in which the
Participant ceases service with the Association.

   / /        the later of the calendar year immediately following the year in which the Participant ceases service with the Association, and ____________, 19__ (a specific date not later than the year in which the Participant will attain 70 years of age).

   / /        the year in which the Participant attains 70 years of age.

         e. All distributions made pursuant to the Plan and this Agreement will be made in cash or by check.

    2. Designation of Beneficiary. In the event of the Participant's death before he or she has collected all of the benefits payable under the Plan, the Participant hereby directs that any survivorship benefits payable under
Article IV(d) of the Plan be distributed to the beneficiary or beneficiaries designated under subparagraphs a and b of this paragraph 2 in the manner elected pursuant to paragraph 1 hereof:

    a. Primary Beneficiary. The Participant hereby designates the person(s) named below to be his or her primary beneficiary and to receive the balance of any unpaid benefits under the Plan.

             Name of Primary    Mailing Address    Percentage of
               Beneficiary                        Death Benefit
                                                        %
                                                        %

    b. Contingent Beneficiary. In the event that the primary beneficiary or beneficiaries named above are not living at the time of the Participant's death, the Participant hereby designates the following person(s) to be his or her contingent beneficiary for purposes of the Plan:

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         Name of Contingent   Mailing Address    Percentage of
               Beneficiary                       Death Benefit
                                                      %
                                                      %

    3. Effect of Election. The elections made in paragraphs 1c and 1d hereof shall become irrevocable one year prior to the Participant's termination of service. The Participant may, by submitting an effective superseding Agreement, at any time and from time to time, prospectively change either the Beneficiary designation and the manner of payment to a Beneficiary or the election made in paragraph 1b hereof, effective as of the first of the month that next follows the Association's receipt and acceptance of the revised Agreement. Such elections shall, however, become irrevocable upon the Participant's death. Also, please note that to the extent that a new investment election results in an "opposite-way" transaction for purposes of SEC Rule 16b-3, the effectiveness of the investment election shall be deferred until the next following date on which said election will not result in an "opposite-way" transaction.

    4. Association's Commitment. The Association agrees to make payment of all amounts due the Participant in accordance with the terms of the Plan and the elections made by the Participant herein.

    IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:                          PARTICIPANT


Print Name:                            Participant

Witnessed by:                          NEWPORT FEDERAL SAVINGS & LOAN
                                       ASSOCIATION


                                       By
Print Name:                             Its